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EXHIBIT 10.8

ADMINISTRATIVE SERVICES AGREEMENT

        This Administrative Services Agreement (this "Agreement") is entered into as of January 17, 2006, between ITN Energy Systems, Inc., a Colorado corporation ("ITN"), and Ascent Solar Technologies, Inc., a Delaware corporation ("AST").

Recitals

        A.    ITN has key expertise for designing and building a line for the manufacture of PV modules that use a highly efficient thin-film copper-indium-gallium-diselenide material ("CIGS PV") absorbing layer. AST has been organized to engage in the business of manufacturing CIGS PV modules in commercial quantities and to commercialize the CIGS technology for the space and near-space markets ("AST Business").

        B.    AST desires to contract with ITN to provide certain administrative services and ITN is willing to provide such administrative services.

Agreements

        In consideration of the mutual agreements, promises, covenants and conditions contained herein, the parties hereto mutually agree as follows:

        1.    Administrative Services.    ITN will provide such administrative services to AST as AST may reasonably request, including but not limited to facilities management, equipment maintenance, network/communications, purchasing, information technology support, engineering services, payroll, human resource and accounting ("Services").

        2.    Cost.    ITN shall be paid its cost plus a fee (as set forth in the next sentence) for the Services performed hereunder. In calculating such cost plus a fee, the parties agree to use the then current provisional rates proposed by ITN and approved by the Defense Contract Audit Agency, as adjusted annually, or at such other rates as the parties may agree in writing.

        3.    Relationship Between Parties.    The parties recognize and agree that ITN and its employees or agents are not employees of AST and is furnishing the Services as an independent contractor, and nothing in this Agreement shall be construed to the contrary. The manner and means of providing the Services are under the sole control of ITN, including the provision of all tools and equipment necessary for their performance. The Services provided must, however, meet the approval of AST and will be subject to AST's general right of inspection and supervision to secure satisfactory performance.

        4.    Indemnification.    ITN shall indemnify, defend and hold harmless AST from all claims, losses and expenses suffered or incurred by AST (including but not limited to reasonable attorneys' fees) arising out of the performance by ITN or its agents, employees or independent contractors of the Services to be performed hereunder, but only to the extent caused by the negligent acts or omissions of ITN, its agents, employees or independent contractors.

        5.    Waiver of Claims.    AST hereby waives any and all claims, demands, liabilities, actions and causes of action whatsoever (excluding claims for indemnification under Section 4 above), whether at law or in equity, whether in tort or in contract which it may at any time have against ITN or its successors and assigns, as the case may be, arising out of or resulting from the acts or omissions of ITN in performing the Services pursuant to this Agreement, except for ITN's negligence or willful misconduct.

        6.    Term.    This Agreement shall have a term of one-year from the date first stated above (expiring December 31, 2006). After expiration of such one-year period, the parties will discuss an extension on mutually agreeable terms.

        7.    Entire Agreement.    This Agreement is the entire Agreement between the parties with respect to the matters covered by it and supersedes any prior understanding or agreements, oral or written, with respect thereto.

        8.    Counterparts.    This Agreement may be executed counterparts or by facsimile signatures, all of which taken together shall constitute one and the same Agreement.

        9.    Modification, Waiver and Severability.    This Agreement may not be modified or supplemented except by written instrument signed by both parties. No waiver of any default or breach of any agreement or provision herein shall be deemed a waiver of any other default or breach thereof or of any other agreement or provision herein. If any portion of this Agreement is declared void and/or unenforceable, such portion shall be deemed severed from this Agreement which shall otherwise remain in full force and effect.

        10.    Assignment.    Notwithstanding anything herein to the contrary, this Agreement and the rights, duties, and obligations hereunder may not be assigned or delegated by either party without the prior written consent of the other party, except that AST may make such assignment to a wholly owned subsidiary.

        11.    Governing Law.    This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Colorado, without regard to the choice of law provisions thereof.

        The parties have executed this Agreement effective as of the date first above written.

ITN Energy Systems, Inc.		Ascent Solar Technologies, Inc.

By	/s/ Mohan Misra Mohan Misra, President	By	/s/ Matthew Foster Matthew Foster, President

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ADMINISTRATIVE SERVICES AGREEMENT
Recitals
Agreements